EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of IPALCO Enterprises, Inc. on Form S-8 of our report dated January 24, 1997 (February 25, 1997 as to Note 14), appearing in the Annual Report on Form 10-K of IPALCO Enterprises, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Indianapolis, Indiana
June 4, 1997